UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2018

Hudson Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50129	59-3547281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1325 Avenue of the Americas, New York, New York 10019

(Address of principal executive offices, including zip code)

(212) 351-7300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2018, Stephen A. Nolan gave notice to the Board of Directors (the “Board of Directors”) of Hudson Global, Inc. (the “Company”) of his resignation as Chief Executive Officer and a director of the Company effective as of April 1, 2018. On April 1, 2018, following the resignation of Mr. Nolan, the Board of Directors of the Company appointed Jeffrey E. Eberwein, the Chairman of the Board of Directors, as Chief Executive Officer, and Richard K. Coleman, Jr., a director of the Company, as the Chairman of the Board of Directors.

Mr. Eberwein has served as a director of the Company since May 2014. Mr. Eberwein is the Chief Executive Officer of Lone Star Value Management, an investment firm he founded in 2013, and which is in the process of winding down its main fund, Lone Star Value Investors, LP. He has 25 years of Wall Street experience, and has valuable public company and financial expertise gained through his employment history and directorships. Prior to founding Lone Star in 2013, Mr. Eberwein was a private investor and served as a portfolio manager at Soros Fund Management from 2009 to 2011 and Viking Global Investors from 2005 to 2008. Mr. Eberwein also is chairman of the board at three other publicly traded companies: AMERI Holdings, Inc., an IT services company; ATRM Holdings, Inc., a modular building company; and Digirad Corporation, a medical imaging company. Additionally, Mr. Eberwein served as a director of Novation Companies, Inc from April 2015 to March 2018 and served as chairman of the board of Crossroads Systems, Inc. from June 2013 to May 2016; NTS, Inc. and On Track Innovations Ltd. from 2012 to 2014 and Goldfield Corporation from 2012 to 2013. Mr. Eberwein earned an MBA from The Wharton School, University of Pennsylvania and a BBA with High Honors from The University of Texas at Austin.

In connection with his appointment as Chief Executive Officer, the Company and Mr. Eberwein entered into an Executive Employment Agreement (the “Employment Agreement”). Pursuant to the Employment Agreement, the Company will employ Mr. Eberwein as the Chief Executive Officer of the Company for a term from April 1, 2018 until December 31, 2018, with automatic, annual extensions for additional one-year terms.

Under the Employment Agreement, Mr. Eberwein is entitled to: (i) a base salary of $400,000 on an annualized basis, subject to increase (but not decrease) from time to time by the Compensation Committee (the “Committee”) of the Board of Directors of the Company; (ii) eligibility to receive an annual bonus contingent on achievement of performance goals as determined by the Committee, which bonus opportunity (assuming Company performance at target) will be $75,000 for 2018 and $100,000 for 2019 and later years; (iii) eligibility to receive an annual equity award in the form of share units settled in shares of the Company’s common stock with a grant date fair value equal to $352,500 for 2018 and $470,000 for 2019 and later years and the number of share units earned based on the achievement of performance goals achieved as of the end of the performance period as determined by the Committee with two-thirds of the share units earned vesting after completion of such performance period and the remaining one-third of the share units vesting in two equal installments on the first and second anniversaries of the last day of the performance period; (iv) four weeks of paid vacation per year; and (v) other benefits of employment comparable to other senior management of the Company.

Under the Employment Agreement, the Company has the right to terminate Mr. Eberwein’s employment at any time upon 60 days’ notice. If the Company terminates Mr. Eberwein’s employment without cause (as defined in the Employment Agreement) or does not renew Mr. Eberwein’s employment, or if Mr. Eberwein terminates his employment for good reason (as defined in the Employment Agreement), then Mr. Eberwein will be entitled to receive: (i) base salary and other compensation and benefits earned, but unpaid, through the date of such termination; and (ii) subject to Mr. Eberwein executing a general release and waiver agreement and covenant not to sue, (A) a pro-rata portion of the bonus for the year during which the termination occurs, calculated based on actual performance at the end of the year, (B) vesting of a pro-rata portion of any share units for which the performance period has not been completed, calculated based on the level of achievement of the performance goals at the end of the performance period, and (C) vesting of any share units for which the performance period has been completed. If Mr. Eberwein dies during the term of the Employment Agreement, if the Company terminates Mr. Eberwein’s employment as a result of Mr. Eberwein’s disability (as defined in the Employment Agreement) or for cause, or if Mr. Eberwein voluntarily terminates his employment with the Company other than for good reason, then the Company will have no further obligation to Mr. Eberwein or his estate, except to pay base salary and other compensation and benefits earned, but unpaid, through the date of Mr. Eberwein’s death or termination of employment.

After a change in control of the Company (as defined in the Employment Agreement), if the Company terminates Mr. Eberwein’s employment other than by reason of death, disability or for cause, or if Mr. Eberwein terminates his employment for good reason, then Mr. Eberwein will be entitled to receive: (i) base salary and other compensation and benefits earned, but unpaid, through the date of such termination; and (ii) subject to Mr. Eberwein executing a general release and waiver agreement and covenant not to sue, (A) a termination payment equal to the sum of (x) Mr. Eberwein’s base salary for twelve months calculated based on Mr. Eberwein’s annual base salary in effect immediately prior to such termination plus (y) Mr. Eberwein’s target annual bonus for the year in which such termination occurs, payable in equal installments in accordance with the payroll practices of the Company through the twelve month anniversary of the termination, (B) vesting of a pro-rata portion of any share units for which the performance period has not been completed, calculated based on the level of achievement of the performance goals at the end of the performance period, and (C) vesting of any share units for which the performance period has been completed. The Employment Agreement also provides that, upon a termination of Mr. Eberwein’s employment after a change in control of the Company, if any portion of Mr. Eberwein’s termination payment would constitute an “excess parachute payment,” then the termination payment made to Mr. Eberwein shall either be made in full or made in the greatest amount such that no portion of the termination payment would be subject to the excise tax, whichever results in the receipt by Mr. Eberwein of the greatest benefit on an after-tax basis. The Employment Agreement does not provide for an excise tax gross-up payment.

In connection with entering into the Employment Agreement, Mr. Eberwein also executed a Confidentiality, Non-solicitation and Work Product Assignment Agreement with the Company pursuant to which he agreed to keep confidential information of the Company confidential and to return such information to the Company upon termination of employment, to not solicit for one year clients who the Company provided services during the twelve months preceding the date of his termination and not to solicit or hire for one year any individual the Company employed on the date of his termination.

In connection with his resignation as Chief Executive Officer and a director of the Company, the Company and Mr. Nolan entered into a Consulting Agreement (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Mr. Nolan agrees to serve as a consultant to the Company to assist with certain transition matters from April 1, 2018 through June 30, 2018. In consideration for his services as a consultant, the Company will pay Mr. Nolan $45,000 per month.

The foregoing descriptions of the Employment Agreement and the Consulting Agreement are qualified in their entirety by reference to the full text of the Employment Agreement and Consulting Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

The exhibit listed in the Exhibit Index below is filed as part of this report.

Exhibit Index
Exhibit
Number

(10.1)	Employment Agreement, dated as of April 1, 2018, between Hudson Global, Inc. and Jeffrey E. Eberwein.

(10.2)	Consulting Agreement, dated as of April 1, 2018, between Hudson Global, Inc. and Stephen A. Nolan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON GLOBAL, INC.

/s/ Patrick Lyons
Date:	April 2, 2018	By:
Patrick Lyons
Chief Financial Officer and
Chief Accounting Officer